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Exhibit 10.1--Letter Agreement between McCormick and Charles P. McCormick, Jr.

                           February 2, 1999

Mr. Charles P. McCormick, Jr.
6761 S.E. North Marina Way
Stuart, Florida 34996

Dear Buzz:

    This letter will amend the letter agreement between you and the Company dated January 2, 1997 (the "Letter Agreement").

    Effective December 1998, your monthly stipend will increase from Seven Thousand Eight-Three Dollars and Thirty-Three Cents ($7,083.33) to Seven Thousand Two Hundred Seventy-Eight Dollars and Eight-Three Cents ($7,278.83). Said monthly payments will be made for the months of December 1998, January 1999, February 1999 and March 1999. In addition, based on Company performance in 1999, you will receive a payment of $20,000 multiplied by the same performance factor used for corporate executives in the Management Incentive Bonus Plan.

    In all respects not inconsistent herewith, the provisions of the Letter Agreement remain in full force and effect until March 31, 1999.

    If the foregoing correctly expresses our understanding, please sign a copy of this letter in the space provided below and return it to me.

                                       Very truly yours,

                                       McCORMICK & COMPANY, INCORPORATED

                                       By: /s/ Karen D. Weatherholtz
                                           --------------------------
                                           Karen D. Weatherholtz
                                           Vice President - Human Relations

AGREED AND ACCEPTED THIS
5th day of February, 1999.

By: /s/ Charles P. McCormick, Jr.
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        Charles P. McCormick, Jr.